UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Exchange Act of 1934 (Amendment No. )

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Knape & Vogt Manufacturing Company
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Knape & Vogt Manufacturing Company
2700 Oak Industrial Drive, N.E.
Grand Rapids, Michigan 49505

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

October 21, 2005

To our Shareholders:

        We cordially invite you to attend the 2005 Annual Meeting of Shareholders of Knape & Vogt Manufacturing Company to be held at the Jarecki & Lacks Center, Room 141, Aquinas College, 159 Woodward Lane, S.E., Grand Rapids, Michigan, on Friday, October 21, 2005, at 11:30 a.m., local time. At the meeting, we will:

        1.            Elect three directors to the Board of Directors for three-year terms expiring in 2008.

        2.            Transact any other business that may properly come before the meeting.

        3.            Present a report on our business activities.

        Shareholders of record at the close of business August 26, 2005, will be entitled to vote at the meeting. Whether or not you expect to be present at this meeting, you are urged to sign the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy. A list of shareholders entitled to vote at the meeting will be available for review by Knape & Vogt shareholders at the meeting.

        A copy of our annual shareholders report for the year ended July 2, 2005, is enclosed with this Notice. The following proxy statement, which includes information about the nominees for the Board of Directors, and enclosed proxy card are being sent to our shareholders on and after September 16, 2005. We encourage you to read these documents carefully.

Dated: August 31, 2005
Grand Rapids, Michigan

By Order of the Board of Directors /s/ William R. Dutmers William R. Dutmers Chairman and Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

KNAPE & VOGT MANUFACTURING COMPANY
2700 Oak Industrial Drive, N.E., Grand Rapids, MI 49505

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 21, 2005

PROXY STATEMENT
Dated August 31, 2005

Introduction

Use of Terms

        In this proxy statement, “we”, “our”, “Knape & Vogt” and “Company” refer to Knape & Vogt Manufacturing Company and “you” and “your” refer to each shareholder of Knape & Vogt.

Time and Place of the Annual Meeting

        You are cordially invited to attend the 2005 annual meeting of shareholders of Knape & Vogt. The annual meeting will be held on Friday, October 21, 2005, at the Jarecki & Lacks Center, Room 141, Aquinas College, 159 Woodward Lane, S.E., Grand Rapids, Michigan, at 11:30 a.m., local time.

Solicitation of Proxies

        Your Board of Directors is furnishing this proxy statement and the enclosed proxy card to you to solicit proxies to be voted on your behalf at the annual meeting and any adjournment of the meeting.

Mailing Date

        We began mailing this proxy statement to our shareholders on and after September 16, 2005.

Purposes of the Annual Meeting

        The purpose of the annual meeting is to consider and vote on:

•	election of three directors for three-year terms expiring in 2008;
•	any other business that may properly come before the meeting.

        Your Board of Directors recommends that you vote FOR each nominee named in this proxy statement.

        We do not know of any other matters to be presented for consideration at the annual meeting. If any other matters are presented, the persons named as proxies on the enclosed proxy card will have discretionary authority to vote for you on those matters.

Record Date and Shares Outstanding

        You may vote at the annual meeting if you were a shareholder of record of Knape & Vogt on August 26, 2005. Each shareholder of the Common Stock is entitled to one vote per share of Knape & Vogt Common Stock on each matter presented for a shareholder vote at the meeting. Each shareholder of the Class B Common Stock is entitled to ten votes per share of Knape & Vogt Class B Common Stock on each matter presented for a shareholder vote at the meeting.

How to Vote Your Shares

        If you properly sign and return the proxy card in the form we have provided, the shares represented by that proxy card will be voted at the annual meeting and at any adjournment of the meeting.

        If you specify a choice on the proxy card, your shares will be voted as specified. If you do not specify a choice, your shares will be voted for the election of each of the nominees named in this proxy statement and with respect to any other matter that may come before the meeting, in the discretion of the persons named as proxies on the proxy card.

        Holders of the Company’s Common Stock should complete an accompanying white proxy, and holders of the Company’s Class B Common Stock should complete an accompanying blue proxy.

        As of August 26, 2005, there were 2,486,372 shares of Knape & Vogt Common Stock outstanding and 2,024,133 shares of Knape & Vogt Class B Common Stock outstanding.

        You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to the Secretary of Knape & Vogt or by attending and voting at the annual meeting.

“Street Name” Holders

        If you hold your shares in “street name”, which means that your shares are registered in the name of a bank, broker or other nominee (which we will collectively refer to as your “broker”), your broker must vote your street name shares in the manner you direct if you provide it with proper and timely voting instructions. Please use the voting forms and instructions provided by your broker or its agent. If you are a street name holder and want to change your vote, you must contact your broker.

Quorum

        To conduct business at the annual meeting, a quorum of shareholders must be present. The presence in person or by properly executed proxy of the holders of a majority of all issued and outstanding shares of Knape & Vogt Common Stock entitled to vote at the meeting is necessary for a quorum of the Common Stock holders to vote in the election of directors to be elected separately by the holders of Common Stock. The presence in person or by properly executed proxy of the holders entitled to cast a majority of the votes of the Common Stock and the Class B Common Stock combined in the election of directors to be elected by the Common Stock and the Class B Common Stock voting as one class is necessary for a quorum in that election. To determine whether quorums are present, we will include shares that are present or represented by proxy, including abstentions and shares represented by a broker non-vote on any matter. Although broker non-votes count for quorum purposes, we do not count them as votes for or against any proposal. A broker non-vote occurs when a shareholder holds his or her stock through a broker and the broker does not vote those shares. This usually occurs because the broker has not received timely voting instructions from that shareholder and the broker does not have discretionary voting power for the particular item upon which the vote is taken.

        A plurality of the shares voting is required to elect directors. This means that if there are more nominees than positions to be filled, the nominees who receive the most votes from the appropriate class of Knape & Vogt Stock will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of the appropriate class of Knape & Vogt Stock of which a plurality is required.

        Each other matter to be voted upon at the meeting will be approved if a majority of the shares, of the appropriate class of stock, present or represented at the meeting and entitled to vote on the proposal are voted in favor of such matter. In counting votes on each such matter, abstentions will be counted as voted against the matter and broker non-votes will be counted as not voted on the matter. Shares that are not voted on such matters will be deducted from the total shares of which a majority is required.

Election of Directors

        The Board of Directors proposes that the following individuals be elected as directors of Knape & Vogt for three-year terms expiring at the 2008 annual meeting of shareholders:

William R. Dutmers
Richard S. Knape
Michael J. Kregor

        All of the nominees are currently directors of Knape & Vogt whose terms will expire at the annual meeting. Each proposed nominee is willing to be elected and serve as a director. However, if a nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Knape & Vogt Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, your shares will be voted for the substitute nominee (unless you give other instructions). If a substitute nominee is not selected, your shares will be voted for the remaining nominees. Proxies will not be voted for more than three nominees.

        Knape & Vogt’s Board of Directors currently consists of eight directors.

        Knape & Vogt’s Articles of Incorporation provide that the Board of Directors is divided into three classes, with each class to be nearly as equal in number as possible. Each class serves a term of office of three years, with the term of one class expiring at the annual meeting in each successive year. The Knape & Vogt Common shareholders are entitled to elect, as a class, one quarter (rounded up) of the directors to be elected at each election of directors. The Knape & Vogt Common Stock and the Class B Common Stock vote together in the election of the remaining director nominees.

        The Knape & Vogt Common Stock voting as a class will vote in the election of William R. Dutmers. The Knape & Vogt Common Stock and the Class B Common Stock voting together will vote in the election of Richard S. Knape and Michael J. Kregor.

        Biographical information for each nominee and each current director who will continue to serve after the annual meeting is presented below. Except as otherwise indicated, all have had the same principal positions and employment for over five years.

      Your Board of Directors recommends that you vote FOR each nominee.

The Board of Directors

Nominees for Terms Expiring in 2008

        William R. Dutmers (age 49) has been a director of Knape & Vogt since 1996 and has been Chairman of the Board since 1998. Mr. Dutmers has been the Chief Executive Officer of Knape and Vogt since 1999. Prior to that, Mr. Dutmers was president of G&L, Inc., a business-consulting firm from 1991 until 1997.

        Richard S. Knape (age 79) has been a director of Knape & Vogt since 1986. Since retirement, he has been a private investor.

        Michael J. Kregor (age 53) has been a director of Knape & Vogt since 1996. Mr. Kregor has served as the Vice President-Global Accounts at Griffith Laboratories, a developer and manufacturer of food ingredients for baking, seasoning, flavoring and more, since 1996.

Continuing Directors – Terms Expiring in 2007

        Thomas A. Hilborn (age 51) has been a director of Knape & Vogt since 1999. Mr. Hilborn has served as the Vice President of Continental Structural Plastics since 1990. Continental Structural Plastics is a structural plastic molder of automotive and non-automotive components and modules.

        Robert J. Knape (age 46) has been a director of Knape & Vogt since 1999. Mr. Knape is the Senior Project manager of Knape & Vogt and has served in various roles at the Company since 1991.

        Christopher Norman (age 57) has been a director of Knape & Vogt since 2001. Mr. Norman retired from Herman Miller, Inc., an office furniture manufacturing company, in 2001. He had most recently served as the Executive Vice President of Order Fulfillment and Information Technology. Prior to 1998, he had served as the President of Miller SQA, a wholly owned subsidiary of Herman Miller, Inc.

Continuing Directors – Terms Expiring in 2006

        John E. Fallon (age 82) has been a director of Knape & Vogt since 1969. Since retirement, he has been a private investor.

        Gregory Lambert (age 58) has been a director of Knape & Vogt since 1999. Mr. Lambert has served as the Vice President of Administration and Chief Financial Officer of National Heritage Academies, a manager and operator of private for profit charter schools) since 1999. From 1989 until 1998, Mr. Lambert was a vice president at H.H. Cutler Company, a manufacturer of clothing.

Board and Committee Meetings

        Knape & Vogt’s Board of Directors held six meetings during the fiscal year ended July 2, 2005, which we refer to as “fiscal 2005.” In fiscal 2005, each director attended at least seventy-five percent of the total of all meetings of the Board of Directors and the Committees on which he served. The Board is scheduled to meet at least quarterly and may meet more frequently.

        All directors are expected to attend each annual meeting of shareholders unless compelling personal circumstances prevent attendance. With the exception of Mr. Hilborn, all of the directors attended Knape & Vogt’s 2004 Annual Meeting of Shareholders.

        Independent directors meet in executive sessions, without the presence of management, at each quarterly Board meeting. Knape & Vogt’s lead independent director, Mr. John E. Fallon, presides at all non-management executive sessions. Interested parties may make concerns known to the non-management directors by communicating with Mr. Fallon or with the non-management directors as a group through one of the Board communication mechanisms described later in this proxy statement under the heading “Shareholder Communications with the Directors”.

        Knape & Vogt’s Board as four standing committees:

•	The Executive Committee;
•	The Audit Committee;
•	The Nominating and Corporate Governance Committee; and
•	The Executive Compensation Committee

        The Board of Directors appoints members to each committee and written charters approved by the Board of Directors govern the authority, duties and responsibilities of each committee. Each committee has the power to conduct or authorize investigations or studies of matters within the scope of its responsibilities and may, at the Company’s expense, retain independent counsel or other consultants or advisors as deemed necessary. Each committee also has the sole authority to retain or terminate its consultants and approve their fees and other retention terms.

        Executive Committee The Executive Committee is comprised of the following members: William R. Dutmers (chairman), John E. Fallon, and Richard S. Knape. The Committee met four times during the past fiscal year. It has the primary responsibility for (a) exercising the powers of the Board of Directors when necessary between regular meetings, subject to any limitations imposed by the full Board or the Bylaws or by law, rule or regulation, (b) performing other duties as assigned by the Board of Directors from time to time, and (c) reporting to the Board of Directors about these matters.

        Audit Committee The Audit Committee is comprised of the following members: Gregory Lambert (chairman), John E. Fallon and Christopher Norman. The Committee met four times in the past fiscal year. It has the primary responsibility to (a) appoint or replace the independent auditor and review and approve the services and fees in advance, (b) review the performance of the independent auditor, (c) evaluate the independence of the independent auditor, (d) review the performance of the Company’s internal audit function, (e) review the scope of the internal and independent audit plans and monitor progress and results, (f) review the Company’s critical accounting policies and practices, (g) review the adequacy and effectiveness of the Company’s accounting, financial and disclosure control policies and procedures, (h) review the Company’s financial reporting, including the results of the annual audit and interim financial statements, as well as the type of information included in the Company’s press releases, (i) review the process by which the Company monitors, assesses and manages its exposure to risk, (j) review the Company’s compliance with its Ethical Code of Conduct, (k) perform a periodic self-evaluation, as well as other duties specified in its charter, and (l) report to the Board of Directors about these matters.

        Only independent directors may serve on the Audit Committee. Each member of the Audit Committee satisfies the independence standards for such committee members as defined in Rule 4200(a)(15) and Rule 4350(d)(2)(A) of the National Association of Securities Dealers (“NASD”). The Board of Directors has determined that Gregory Lambert, who is a member of the Audit Committee, satisfies the criteria adopted by the Securities and Exchange Commission to serve as an “audit committee financial expert” and has been determined to be an independent director, pursuant to the standards set forth in the requirements under the Securities Exchange Act of 1934.

        A copy of our Audit Committee Charter, as amended August 12, 2005, is attached to this Proxy Statement as Exhibit A.

        Nominating and Corporate Governance Committee The Nominating Committee is comprised of the following members: Richard S. Knape (chairman), John E. Fallon and Thomas A. Hilborn. The Committee met twice during the past fiscal year. It has the primary responsibility for (a) establishing procedures for identifying and evaluating potential director nominees and recommends nominees for election to the Board of Directors, (b) reviewing the suitability for continued service of directors when their term expires, (c) periodically reviewing the composition of the Board of Directors to ensure that it has the proper expertise and independence, (d) making recommendations to the Board regarding its size and the frequency and structure of its meetings, (e) making recommendations to the Board regarding the functioning and composition of Board committees, (f) developing and recommending to the Board corporate governance principles and reviewing them at least annually, (g) overseeing the periodic self-evaluation of the Board of Directors, (h) establishing criteria for qualification as an independent director consistent with law and listing standards, (i) administering the Board’s policy on conflicts of interest, (j) performing a periodic self-evaluation, as well as other duties specified in its charter, and (k) reporting to the Board of Directors about these matters.

        Each member of the Nominating and Corporate Governance Committee is independent as that term is defined in Rule 4200(a)(15) of the NASD.

        A copy of our Corporate Governance Policy can be found on our website at www.kv.com. A copy of the Nominating and Corporate Governance Committee charter was attached as Appendix A to the Knape & Vogt 2004 proxy statement.

        Executive Compensation Committee The Executive Compensation Committee is comprised of the following members: Thomas A. Hilborn (chairman), Richard S. Knape and Gregory Lambert. The Committee met four times during the past fiscal year. It has the primary responsibility for (a) establishing the Company’s compensation policy, (b) establishing the compensation of the Chief Executive Officer, (c) reviewing and approving the compensation of the Company’s executive officers, (d) reviewing executive and non-executive compensation programs to assess their competitiveness and to ensure their reasonableness and alignment with the Company’s compensation policy, (e) making awards and taking other actions under the Company’s incentive compensation plan, (f) recommending director compensation, as well as other duties specified in its charter, and (g) reporting to the Board of Directors about these matters.

        Each member of the Executive Compensation Committee is independent as that term is defined in Rule 4200(a)(15) of the NASD.

Shareholder Nominations of Director Candidates

        Nominations may be made directly by a shareholder entitled to vote for the election of directors, if, and only if, the shareholder submits the nomination in writing to the Chairman of the Nominating and Corporate Governance Committee not later than ninety (90) day nor more that one hundred twenty (120) days prior to the anniversary of the prior year’s annual shareholders meeting. Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating shareholder and persons acting in concert with the nominating shareholder. The manner in which the Nominating and Corporate Governance Committee evaluates a candidate that is recommended for nomination for membership on the Corporation’s Board by a shareholder will not differ from the manner in which other prospective nominees are evaluated.

Nominee Qualifications and the Nominations Process

        Nominees for director are selected on the basis of several criteria, the most fundamental of which is integrity. Directors must display appropriate business judgment and be committed to the long-term interest of the Knape & Vogt’s shareholders. Directors must also be willing and able to spend the time and effort necessary to fulfill their responsibilities. In determining whether to re-nominate a current member of the Board for an additional term, that member's effectiveness as a director is reviewed.

        After identifying a potential candidate, the Committee collects and reviews publicly available information regarding the person to assess whether they should be further considered. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the candidate. Generally, if the person expresses a willingness to be considered, the Committee requests information from the candidate, reviews his or her qualifications and accomplishments and conducts one or more interviews with the candidate. Committee members may also contact references or others that have first-hand experience of the candidate’s accomplishments.

        The Board of Directors believes that Knape & Vogt and its shareholders are best served by having a Board of Directors that brings a diversity of education, experience, skills, and perspective to Board meetings. Accordingly, there are no specific or minimum qualifications or criteria for nomination for election or appointment to the Board of Directors. The Nominating and Corporate Governance Committee identifies and evaluates nominees for director on a case-by-case basis and has no written procedures.

Shareholder Communications with the Directors

        A shareholder or employee may contact any director of the Board by writing to that director c/o Knape & Vogt Manufacturing Company, 2700 Oak Industrial Drive, N.E., Grand Rapids, MI 49505. If they wish to contact a director anonymously, they may write them c/o the Company’s current Board Secretary, Mr. Donald L. Johnson, Varnum, Riddering, Schmidt & Howlett LLP, P. O. Box 352, Grand Rapids, MI 49501-0352.

Compensation of Directors

        Directors, who are non-employees of Knape & Vogt, are compensated at the rate of $3,000 for each Board meeting attended and $1,500 for each Committee meeting attended at times other than immediately preceding or subsequent to a Board meeting. The Chairman of the Audit Committee is compensated at the rate of $3,000 for each Committee meeting. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings.

Corporate Governance Principles

        The Board of Directors is committed to monitoring the effectiveness of the policy and decision-making at the Board and management levels. Fundamental to its corporate governance philosophy is the Board’s commitment to upholding Knape & Vogt’s reputation for integrity. Equally important is its commitment to remaining independent in overseeing Knape & Vogt’s management and operations.

Corporate Governance Principles

        The Nominating and Corporate Governance Committee developed written Corporate Governance Principles. These principles outline the goals, duties and responsibilities of the Board and its committees, as well as the Board’s expectations of its directors. The Board of Directors at the January 2005 meeting adopted these principles.

Director Independence

        The Board has determined that the following 6 of its 8 directors meet the director independence standards of NASD and the Securities and Exchange Commission and have no material relationship with Knape & Vogt:

•	John E. Fallon
•	Thomas A. Hilborn
•	Richard S. Knape
•	Michael J. Kregor
•	Gregory Lambert
•	Christopher Norman

Executive Sessions of Non-Management Directors

        The members of the Board who are also members of management are William R. Dutmers, Chief Executive Officer and Robert J. Knape, Senior Project Manager. The Board meets quarterly in executive sessions without Mr. Dutmers and Mr. Knape present. During these sessions, a designated Lead Director (Mr. John E. Fallon) presides.

Code of Ethical Conduct, Charters and Communications with Directors

        The Board has adopted a Code of Ethics applicable to the chief executive officer and the chief financial officer, as well as a Code of Ethical Conduct that applies to all employees. Only the Board of Directors may approve waivers of either code for an executive officer. Each of the codes, the Committee charters and information on how shareholders or other interested individuals can contact members of the Board of Directors or non-management directors is available on the corporate governance section of www.kv.com. Copies of the codes and charters can also be obtained by writing to: Knape & Vogt, Legal Services, 2700 Oak Industrial Drive, Grand Rapids, MI 49505.

Ownership of Knape & Vogt Stock

Five Percent Shareholders

        The following table sets forth, as of July 31, 2005, information concerning the number of shares of Knape & Vogt stock held by each entity known to Knape & Vogt to be the beneficial owner of more than five percent of either class of the Knape & Vogt’s outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership			Percent of Each Class Stock		Percent of Common Equity

	Common	Class B		Common	Class B

Knape & Vogt Manufacturing Company Profit Sharing Plan and Knape & Vogt Manufacturing Company Pension Plan
2700 Oak Industrial Drive, N.E
Grand Rapids, MI 49505-6083	-	284,637	(1)	-	14.04%	6.31%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue
Santa Monica, CA 90401	127,373	-		5.13%	-	2.82%

John E. Fallon, Board Member 18213 North Shore Estates Spring Lake, MI 49456	-	107,475		-	5.30%	2.38%

(1)     284,637 shares of Class B Common Stock are held by Fifth Third Bank, as trustee of the Company’s pension and profit sharing plans, of which Company directors William R. Dutmers, Robert J. Knape and Gregory Lambert, as the members of the Profit Sharing and Pension Committee, share voting and dispositive power.

(2)     Information provided by Dimensional Fund Advisors, Inc. (“Dimensional”) on the Form 13G filed on December 31, 2004 indicates that Dimensional has sole voting and dispositive power as to 127,373 shares of Common Stock.

Stock Ownership by Management

        The following table shows, as of July 31, 2005, the number of shares beneficially owned by each of our directors, nominees for director, and the executive officers named in the Summary Compensation Table below. Additionally, the table contains the shares beneficially owned by all of the directors, nominees for director and executive officers of Knape & Vogt as a group:

	Amount and Nature of Beneficial Ownership		Percent of Each Class of Stock		Percent of Common Equity

Name of Beneficial Owner	Common(1), (3)	Class B(2), (3)	Common	Class B

William R. Dutmers	16,453	39,498	*	1.9%	1.2%
John E. Fallon	-	107,475	-	5.3%	2.4%
Thomas A. Hilborn	44,400	-	1.8%	-	1.0%
Richard S. Knape	2,395	41,086	*	2.0%	1.0%
Robert J. Knape	2,327	10,005	*	*	*
Michael J. Kregor	11,522	12,912	*	*	*
Gregory Lambert	2,550	-	*	-	*
Christopher Norman	-	-	-	-	-
Leslie J. Cummings	1,304	-	*	-	*
John J. Master	-	-	-	-	-
Daniel D. Pickett	-	-	-	-	-
Raymond N. Watson	-	-	-	-	-

All directors and executive officers as a group (12 persons)	80,951	210,976	3.3%	10.4%	6.5%

*Denotes ownership of less than one percent.

(1)	Mr. Robert Knape’s shares include 550 shares of Common Stock subject to acquisition within 60 days by the exercise of outstanding stock options.
(2)	This table does not include 284,637 shares of Class B Common Stock held by Fifth Third Bank referenced in Note (1) under “Five Percent Shareholders,” of which William R. Dutmers, Robert J. Knape and Gregory Lambert, as members of the Pension and Profit Sharing Committee, share voting and dispositive powers.
(3)	These numbers include shares over which the listed person is legally entitled to share voting or disposition power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children, or other relatives over whom the person may have influence by reason of relationship. Richard S. Knape’s shares include 23,190 shares of Class B Common Stock owned by members of the Richard S. Knape family as to which he disclaims beneficial ownership.

        Five of the Company’s directors, William R. Dutmers, John E. Fallon, Richard S. Knape, Robert J. Knape and Michael J. Kregor are related. They are grandchildren or great grandchildren of the Company’s founder, John Knape (1863-1914). John Knape had seven children and these individuals, their families and their descendants (the “Knape Family”) at July 31, 2005, owned 1,706,244 shares (84.14%) of the outstanding Class B Common Stock and 122,916 shares (4.95%) of the outstanding Common Stock, for approximately 75.50% of the total voting power of the Company.

Knape & Vogt’s Executive Officers

        Knape & Vogt’s executive officers are appointed annually by, and serve at the pleasure of, the Board of Directors.

        The following contains biographical information as of July 2, 2005, concerning Knape & Vogt’s executive officers who are not directors of Knape & Vogt:

        Leslie J. Cummings (age 40) has been the Vice President of Finance and Treasurer since July 2000. Ms. Cummings joined Knape & Vogt in 1998 as the Assistant Treasurer. Prior to that she was employed at Herman Miller, Inc. from 1992 to 1998. She is a certified public accountant.

        John J. Master (age 56) has been the Vice President of Business Products since October 2004. Mr. Master joined Knape & Vogt in 2003 as the Director of Office Products for the Office OEM channel. Prior to that he held various positions at CompX Waterloo, including chief Customer Officer, Vice President of Sales and U.S. Sales Manager.

        Daniel D. Pickett (age 42) has been the Vice President of Home and Commercial Products since October 2004. Mr. Pickett joined Knape & Vogt in 2002 as the Senior Director for Distribution and Kitchen and Bath OEM channels. Prior to that, he served as the Sales Account Manager at Plywood Company of Ft Worth from 2001 to 2002. Previous to that he held various sales positions at Hettich America from 1993 to 2001.

        Raymond N. Watson (age 52) has been the President of Operations since March 2002. Before joining Knape & Vogt, he had been employed at the Marmon Group from 1993 to 2002, most recently as the Vice President of Finance of Marmon Retail Services.

Executive Compensation

Summary of Executive Compensation

        The following Summary Compensation Table sets forth for each of the three fiscal years ended July 2, 2005, July 3, 2004, and June 28, 2003, the compensation received by the Company’s CEO and each of Knape & Vogt’s four most highly compensated executive officers who served in positions other than Chief Executive Officer at the end of fiscal 2005.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards		All Other Compensation(4)

Name & Principal Position	Year	Salary(1)	Bonus(2)		Restricted Stock Awards	Securities Underlying Options

William R. Dutmers	2005	$303,000	$44,212		756 (3)	-0-	$27,845
Chairman and	2004	303,000	26,188		714 (3)	-0-	18,568
Chief Executive Officer	2003	283,250	-0-		813 (3)	-0-	15,868

Leslie J. Cummings	2005	$135,000	$16,967		-0-	-0-	$12,150
Vice President of Finance and	2004	135,000	8,972		-0-	-0-	12,150
Treasurer	2003	120,193	-0-		-0-	-0-	10,817

John J. Master (5)	2005	$140,000	$6,188		-0-	-0-	$12,600
Vice President of Business	2004	140,000	9,463		-0-	-0-	-0-
Products	2003	77,892	50,000	(5)	-0-	-0-	-0-

Daniel D. Pickett	2005	$150,000	$28,406		-0-	-0-	$13,407
Vice President of Home and	2004	139,445	19,800		-0-	-0-	11,440
Commercial Products	2003	117,684	-0-		-0-	-0-	-0-

Raymond N. Watson	2005	$160,000	$21,072		-0-	-0-	$14,400
President of Operations	2004	160,000	10,636		-0-	-0-	14,660
	2003	150,000	-0-		-0-	-0-	66,506

(1)	Includes amounts deferred by employees pursuant to Section 401(k) of the Internal Revenue Code.
(2)	Represents amounts earned under the Company’s EVA Plan during the fiscal year. In fiscal 2005, the EVA Plan resulted in a bonus equal to 17.7% of the target. The amount paid was reduced by 50% and applied to the negative bonus banks carried forward from prior years. The EVA bonus amounts earned were as follows: Mr. Dutmers — $17,412; Ms. Cummings — $5,967; Mr. Master — $6,188; Mr. Pickett — $656; and Mr. Watson — $7,072.
(3)	Represents shares awarded as part of the Profit Sharing Catch-up Award Plan. The Plan awards restricted shares equal to the amount by which the Profit Sharing contribution would have exceeded the ERISA limits.
(4)	The amounts disclosed in this column include: (a) amounts contributed by the Company to the Company’s profit sharing plan for fiscal 2005, in which substantially all salaried employees of the Company participate, in the following amounts: Mr. Dutmers — $27,277; Ms. Cummings — $12,150; Mr. Master — $12,600; Mr. Pickett — $13,407 and Mr. Watson — $14,400; (b) payments by the Company in fiscal 2005 of premiums for term-life insurance for the benefit of Mr. Dutmers-$568. (c) payment by the Company of moving expenses for Mr. Watson of $63,131 in fiscal 2003.
(5)	Mr. Master joined Knape & Vogt in 2003 and received a sign-on bonus of $50,000.

Stock Options

        Knape & Vogt did not grant any stock options during the fiscal year ended July 2, 2005.

Aggregated Stock Option Exercises in Fiscal 2005 and Year-End Option Values

        None of the executive officers have unexercised options outstanding at July 2, 2005.

Retirement Plan and Supplemental Executive Retirement Plan

        Knape & Vogt has a Profit Sharing Plan that provides retirement savings for all of its salaried employees. Effective June 29, 2005, the Pension and Profit Sharing Committee of the Board of Directors amended the Profit Sharing Plan to exclude those individuals who are eligible to participate in the Company’s Supplemental Retirement Plan. The Committee approved adoption of the Supplemental Retirement Plan (“SERP”) on the same date. The SERP is a non-qualified, unfunded plan offered to certain key officers as approved by the Board of Directors. As of June 29, 2005, the participants in the SERP were William R. Dutmers, Raymond N. Watson, Daniel D. Pickett, John J. Master and Leslie J. Cummings. Accounts maintained for plan participants will be credited with amounts equivalent to the amounts that would have been credited to their accounts under the Company’s Profit Sharing Plan. Earnings equivalent to the earnings on Profit Sharing Plan’s assets will also be credited to participants’ accounts. In addition, participants may elect to have discretionary amounts up to $25,000 per year withheld from their current compensation and credited to their SERP accounts. The SERP is in compliance with the American Jobs Creation Act of 2004.

Change in Control Arrangements and Severance Agreements

Management Continuity and Severance Agreements

        Effective June 30, 2005, Knape & Vogt executed Management Continuity Agreements with William R. Dutmers, Raymond N. Watson, David D. Pickett, John J. Master, Leslie J. Cummings, Robert S. Knape and Timothy S. Graber. The agreements remain in effect through the third anniversary of the date that they were signed. If a change in control of the Company occurs while Knape & Vogt employs these individuals, they will each receive a lump sum cash amount equal to two times their annual base salary, along with an amount equal to a one year on-target annual bonus under the Annual Incentive Plan. William R. Dutmers also has in place an agreement that provides for the continuation of his salary and fringe benefits for a period of two years if Mr. Dutmers is terminated other than for just cause or if he is not elected by the shareholders as a director of the Company and subsequently resigns. The agreements provide that the payments under the agreements may not exceed 2.99 times the officer’s “base amount” as defined in Section 280G of the Internal Revenue Code.

        A change in control is defined in the agreements to include a transfer of fifty-one percent or more of the combined voting power of Knape & Vogt’s outstanding securities or a change in a majority of the Board of Directors (unless each new director was approved by a majority of the directors that were in office as of the date of the applicable agreement).

Compensation Committee Report on Executive Compensation

Compensation Philosophy

        Knape & Vogt’s Executive Compensation Committee (the “Committee”) comprised of three non-employee directors of Knape & Vogt, is responsible for considering and approving compensation arrangements for senior management of Knape & Vogt, including Knape & Vogt’s executive officers. The goals of the Committee in establishing annual compensation for senior management are as follows:

•	to attract and retain key executives who will assure real growth of Knape & Vogt and its operating subsidiaries;
•	to provide financial incentives for senior management to increase the long-term value of the shareholders’ investment in Knape & Vogt.

Components of Executive Compensation

        Executive compensation consists of the following components:

•	Base salary compensation;
•	Short-term incentive compensation; and
•	Long-term incentive compensation ( formerly the 1997 Stock Incentive Plan).

        The Committee also reviews management benefit plans and makes recommendations regarding such plans to the Board of Directors.

       Base Salary

        Knape & Vogt is committed to providing a competitive base pay to help attract and retain the best leaders in the industry. Annually, the Committee utilizes local and national association annual reports, individual position data and compensation reports by outside consultants to ensure that base salaries are competitive. The goal is to ensure Knape & Vogt’s executives base salaries compare favorably to executives with similar responsibilities in like companies and comparable industries.

        Formal job descriptions outlining the duties, primary functions and basic and peripheral responsibilities of each executive position are utilized in placing each in the appropriate salary ranges, and the individuals’ relative responsibilities and annual performance are used to adjust specific base salary.

        Senior executives’ salary recommendations include a review and discussion of the executives’ individual performance, and the relationship to Knape & Vogt’s performance for the last fiscal year. These include meeting strategic and business plan goals, operating profit, performance relative to competitors, and timely new product introductions. Individual performance is evaluated according to organizational and management development and the fostering of teamwork and Knape & Vogt values.

       Short-Term Incentive Compensation

        Existing EVA Incentive Plan Through the end of fiscal 2005, Knape & Vogt has utilized the Economic Value Added (EVA) Plan, which provides bonuses for all employees of Knape & Vogt and its subsidiaries if their performance adds value for the Knape & Vogt shareholders. This plan was first effective at the beginning of the 1998 fiscal year.

        EVA is the after-tax operating profit that remains after subtracting the cost of capital employed to generate that profit. EVA was implemented to improve Knape & Vogt’s performance under this financial measure.

        Under the EVA Plan, bonuses are awarded to each Plan participant based on the improvement in EVA for Knape & Vogt’s consolidated results. To measure the improvement (or deterioration) in EVA, an EVA target is set annually based on the average of the prior fiscal year’s target and actual EVA plus the expected improvement in EVA for the current fiscal year. If the improvement in EVA is in excess of the targeted improvement, the bonus calculation will produce an amount in excess of the participant’s target bonus. If the improvement in EVA is less than the targeted improvement, the bonus calculation will produce an amount less than the individual’s target bonus. Bonuses payable under the EVA Plan are not subject to any maximum, and for those employees who receive annual payments, negative bonus banks may be accrued. In fiscal 2005, the EVA earned by Knape & Vogt resulted in a bonus amount equal to 17.7% of the target. For those individuals with negative bonus banks from prior fiscal years, the bonus earned was offset by fifty percent to pay back the negative balance in their bank.

        For fiscal 2005, participants were divided into classifications, which had target bonus levels ranging from five to sixty-five percent of base salary. It is intended that the assignment of a particular classification correlates with a position’s relative effect on Knape & Vogt’s EVA performance.

        In order to encourage a long-term commitment by executive officers and other key employees to Knape & Vogt and its shareholders, the EVA Plan requires that two-thirds of any bonus earned in a given year in excess of the target bonus be deferred in a “bonus bank” for possible future pay-out by Knape & Vogt. Thirty-three percent of a positive bonus bank balance is paid out each year. Consequently, the total bonus payable in any given period consists of the individual’s target bonus, plus (or minus) the participant’s fixed share of EVA improvement and plus (or minus) a portion of the bonus bank balance. A bonus bank account is considered “at risk” in the sense that in any year EVA performance results in a bonus amount which is negative, the negative bonus amount is subtracted from the outstanding bonus bank balance. In the event that the outstanding bonus bank balance at the beginning of the year is negative, the bonus paid for that year is limited to the aggregate of fifty percent of the positive bonus earned up to the target bonus and thirty-three percent of any positive bonus bank balance after applying the remaining portion of the bonus earned for the year against the negative balance in the bonus bank. The executive is not expected to repay negative balances in the bonus bank. In the event that an executive voluntarily terminates employment with Knape & Vogt, any positive bonus bank balance is subject to forfeiture.

        Annual Incentive Plan Knape & Vogt’s Board of Directors approved the termination of the Management Incentive Compensation Plan – Economic Value Added (“EVA”) Bonus Plan effective as of the close of business July 2, 2005, and adopted a new Annual Incentive Plan to begin July 3, 2005 for the 2006 fiscal year. This plan was based on market benchmarking data compiled by an external consulting firm.

        Annual Incentive Plan awards for key executives will be based on achievement of success on three levels of objectives: Corporate Return on Investment, business unit goals, and individual performance goals. The Corporate Return on Investment targets will be recommended by the Executive Compensation Committee and approved annually by the Board of Directors. The business unit goals and the individual performance goals will be recommended by the CEO and approved annually by the Executive Compensation Committee.

        The annual incentive targets for each of the officers is shown in the table below:

Executive Officer	Title	Base Salary	Incentive Target (% of Base Salary)

William R. Dutmers	Chief Executive Officer	$303,000	65%

Leslie J. Cummings	Vice President of	$135,000	50%
	Finance and Treasurer
John J. Master	Vice President of	$140,000	50%
	Business Products
Daniel D. Pickett	Vice President of Home	$150,000	50%
	and Commercial Products
Raymond N. Watson	President of Operations	$160,000	50%

        The actual bonuses to be paid in fiscal 2006 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the approved goals.

        Long-Term Incentive Compensation

        In fiscal 2005, no options were granted under the 1997 Stock Incentive Plan. The adoption of the Annual Incentive Plan effectively terminated the 1997 Stock Incentive Plan. The Executive Compensation Committee is currently working with an outside consulting firm to develop a new long-term incentive plan.

Chief Executive Officer Compensation

        The factors used to determine the annual base salary and incentive compensation of Mr. William R. Dutmers, Knape & Vogt’s Chief Executive Officer, are the same as those described for all executive officers.

        Consistent with Knape & Vogt’s existing policies and practices, the Executive Compensation Committee reviewed available compensation data from Knape & Vogt’s industry and evaluated Mr. Dutmers’ contributions to Knape & Vogt as well as his experience and expertise. The Executive Compensation Committee also took into consideration the performance of Knape & Vogt, including strategic and business plan goals, operating profit, performance relative to competitors and timely new product introduction.

        In fiscal 2005, Mr. Dutmers received a base salary of $303,000. Mr. Dutmers’ EVA target bonus level for fiscal 2005 was sixty-five percent of base salary. As a result of the Company earning 17.7% of the EVA target, Mr. Dutmers received an EVA bonus of $17,412, reflecting a $34,824 bonus allocation, which was reduced by fifty percent and that half was applied against his negative bonus bank from previous fiscal years. No leveraged stock options were awarded under the 1997 Stock Incentive Plan.

Other Compensation Issues

        In addition to the foregoing components of executive compensation, the Executive Compensation Committee reviews, on an on-going basis, other components of compensation, such as benefits and perquisites. In all cases, the objective of the Executive Compensation Committee is to assist senior management in attracting, motivating and retaining qualified executive personnel.

Board Approval

        All recommendations of the Executive Compensation Committee relating to fiscal 2005 compensation were unanimous and all recommendations were approved by the Board of Directors.

        Submitted by the Executive Compensation Committee:

        Thomas A. Hilborn, Chairman
        Richard S. Knape
        Gregory Lambert

Audit Committee Report

        The Audit Committee operates under an adopted written charter, which is reviewed annually for adequacy by the Board of Directors (attached hereto as Exhibit A), and is composed of three outside directors, each of whom is independent within the meaning of the rules of NASDAQ.

        The Committee reviewed and discussed Knape & Vogt’s audited financial statements with management, which has primary responsibility for the financial statements, and with Knape & Vogt’s independent registered public accounting firm, Deloitte & Touche LLP, who are responsible for expressing an opinion. The discussions included the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures. The Audit Committee also discussed with Knape & Vogt’s senior management and independent auditors the process for certification by the Company’s Chief Executive Officer and Chief Financial Officer, which is required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of Knape & Vogt’s filings with the Securities and Exchange Commission.

        The Committee reviewed with Deloitte & Touche, the overall scope and plans for their audit for fiscal 2005. The Committee also reviewed all fees paid to the independent public auditors; these fees are described following this report.

        The Committee reviewed Deloitte & Touche’s independence and, as part of that review, received the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) relating to Deloitte & Touche’s independence from Knape & Vogt. The Committee also considered whether Deloitte & Touche’s provision of non-audit services to Knape & Vogt was compatible with the auditor’s independence. The Audit Committee discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) and had the opportunity to ask Deloitte & Touche questions relating to such matters.

        In reliance on the reviews and discussion referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 2, 2005 for filing with the Securities and Exchange Commission. The Committee will recommend to the Board that Deloitte & Touche be appointed as the independent registered public accounting firm for fiscal year 2006.

        Submitted by the Audit Committee:

        Gregory Lambert, Chairman
        John E. Fallon
        Christopher Norman

Independent Registered Public Accountants

        Deloitte & Touche LLP, has audited the 2005 financial statements of Knape & Vogt as independent auditors of Knape & Vogt. A representative of Deloitte & Touche LLP will be at the annual meeting of shareholders and will have an opportunity to make a statement and be available to answer appropriate questions.

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of Knape & Vogt’s annual financial statements for 2005 and 2004, and fees billed for other services rendered by Deloitte & Touche LLP.

	2005	2004

Audit fees	$177,250	$144,600
Audit related fees (1)	$ 9,879	$ 10,938
Tax fees (2)	$ 90,761	$ 88,450
All other fees (3)	$162,823	$153,478

(1)	Audit related fees consisted principally of the audit of financial statements of the Knape & Vogt’s 401K plan.
(2)	Tax fees consisted primarily of tax advisory and compliance services.
(3)	All other fees consist of permitted non-audit services other than those reported above, including review of Knape & Vogt’s compensation structure in 2004 and research and development tax credit reviews.

        The Audit Committee has determined that providing the services reflected in the above table is compatible with the maintenance of Deloitte & Touche’s independence.

Audit Committee Approval Policy

        The Audit Committee has adopted a policy under which the Committee approves in advance recurring audit, audit-related and tax services rendered by Deloitte & Touche, subject to specific fee limits. If circumstances require hiring the independent auditors for services not previously pre-approved or that would exceed the fee limits previously set, the Audit Committee must pre-approve the new services and/or fee limits. The Chairman of the Committee may approve specified services between regularly scheduled meetings of the Committee, subject to review by the full Committee at its next scheduled meeting. The fiscal 2005 services and fees reflected in the above table were pre-approved by the Committee.

Stock Price Performance Graph

        The following graph shows the cumulative total shareholder return on an investment in the Company’s Common Stock compared to the cumulative total return of the NASDAQ market for U.S. companies and a peer group of NASDAQ traded companies with the same Standard Industrial Classification (SIC) code as that of the Company’s. The comparison assumes a $100 dollar investment on June 30, 2000, and the reinvestment of dividends.

Comparison of Five—Year Cumulative Total Returns
Performance Graph for
Knape & Vogt Manufacturing Company

Produced on 08/12/2005 including data to 07/01/2005

$300
$200
$100
$0
238.3
103.9
52.4
06/30/2000
06/29/2001
06/28/2002
06/27/2003
07/02/2004
07/01/2005

Legend

Symbol	CRSP Total Returns Index for:	06/2000	06/2001	06/2002	06/2003	07/2004	07/2005
———— ■	Knape & Vogt Manufacturing Company	100.0	87.1	90.3	81.0	106.0	103.9
— — ★	Nasdaq Stock Market (US Companies)	100.0	54.3	37.0	41.1	50.7	52.4
- - - - ▲	NASDAQ Stocks (SIC 3400—3499 US Companies) Fabricated metal products, except machinery & transp equipmt	100.0	104.5	120.1	114.4	239.5	238.3

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year—end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 06/30/2000.

Related Matters

Shareholder Proposals

        Any proposal of a shareholder intended to be presented for action at the next Annual Meeting of Knape & Vogt must be received by Knape & Vogt at 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505, not later than May 19, 2006, if the shareholder wishes the proposal to be included in Knape & Vogt’s proxy materials for that meeting.

Availability of 10-K Annual Report

        The annual report on Form 10-K, filed with the Securities and Exchange Commission, will be provided free to shareholders upon written request. Write Legal Services, Knape & Vogt Manufacturing Company, 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires Knape & Vogt’s officers and directors, and persons who own more than 10 percent of a registered class of Knape & Vogt’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required to furnish Knape & Vogt with copies of all Section 16(a) forms they file. Based solely on the review of written communications and copies of such forms received by Knape & Vogt, Knape & Vogt believes that all required forms have been filed accurately and timely with the Securities and Exchange Commission.

Solicitation of Proxies

        We will initially seek proxies by mail. In addition, directors, officers and employees of Knape & Vogt may also solicit proxies by telephone or facsimile or personally without additional compensation. Proxies may be solicited by nominees and other fiduciaries that may mail materials to or otherwise communicate with the beneficial owners of shares held by them. Knape & Vogt will pay all costs of solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners. We have engaged Morrow & Co. at an estimated cost of $4,000 to assist in solicitation of proxies.

August 31, 2005

William R. Dutmers Chairman and Chief Executive Officer

EXHIBIT A

Knape & Vogt Manufacturing Company
Audit Committee Charter
As Amended on August 12, 2005

Organization

There shall be a committee of the board of directors of Knape & Vogt Manufacturing Company (the “Company”) to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors, none of whom shall be employees of the Company and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board of Directors and in accordance with the independence requirements of The NASDAQ Stock Market (“NASDAQ”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). All members of the Audit Committee shall be able to read and understand the financial statements of the Company and otherwise comply with the experience requirements of the NASDAQ and SEC rules and regulations, and at least one member shall meet the financial sophistication criteria of the NASDAQ. The Board of Directors of the Company shall determine annually whether at least one member of the Audit Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC and other relevant regulations. The existence of such member, including his or her name and whether or not he or she is independent, shall be disclosed in periodic filings as required by the SEC.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community to oversee corporate accounting and reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication with the independent auditors, the internal audit functions, and the financial management of the Company. The Audit Committee shall also establish procedures, and maintain easy access to the Audit Committee, for all employees and consultants to the Company to voice concerns and report potential misconduct to the Audit Committee. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are to report directly to the Audit Committee, and that the independent auditors are ultimately accountable to the Audit Committee. The Audit Committee shall have authority to engage independent counsel and other advisors. The Company will provide funding as deemed appropriate by the Audit Committee, for the independent auditor or other independent accountants issuing audit, review or attest services to the Company and any advisors retained by the Audit Committee as well as for ordinary administrative expenses of the Audit Committee.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

•	Meet quarterly to review company financial information, prior to the release of such information to the public. The company financial information includes the quarterly and annual financial statements, Management Discussion and Analysis sections of Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, with management and the independent auditors, as well as reserves and estimates and the assumptions therefore, and all significant correcting adjustments identified by the independent auditors, and disagreements between management and the independent auditors: to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented.
•	Review Company press releases and SEC or NASDAQ filings containing financial information for the purpose of ensuring that such press releases or filings properly disclose financial information presented in accordance with the standards of the PCAOB, adequately disclose how pro forma information differs from financial information presented in accordance with the standards of the PCAOB and do not give undue prominence to such pro forma information or otherwise provide misleading presentations of the Company’s results of operations or financial condition.

•	Review critical accounting policies and practices, alternative treatments of financial information discussed by management and the independent auditors. Discuss with the independent auditors matters required to be disclosed or discussed under Statement of Auditing Standards No. 61 and No. 100, including their judgment of the quality, not just the acceptability of the Company’s accounting principles, and other matters required to be disclosed under Rules of the SEC, the PCAOB or auditing standards.
•	Approve new or material changes in the Company’s accounting principles, practices and policies or assumptions.
•	Prepare or approve the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement and approve certifications required by the NASDAQ.
•	Have sole and direct authority to engage, appoint, evaluate, compensate or replace the independent auditors. This will include the negotiation, execution and delivery of the engagement letter to be entered into between the Company and the independent auditors.
•	Have sole and direct responsibility for all functions of the independent auditors, who shall report to the Committee.
•	Have the sole and direct authority to approve non-audit services to be performed by the independent auditors.
•	Evaluate on a periodic basis the performance of independent auditors to be engaged to audit the financial statements of the Company and its divisions and subsidiaries.
•	Have the sole and direct authority to approve audit services provided by any public accounting firm, other than the independent auditors, that is providing audit or attest services, and the fees therefore, which authority the Audit Committee may delegate to one or more members of the Audit Committee.
•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors and management’s response.
•	Review with the independent auditors, the Company’s internal auditor, if applicable, and financial and accounting personnel, the adequacy and effectiveness of the accounting, financial and disclosure controls of the Company, including financial controls required by Sarbanes-Oxley Section 404 or the Public Company Accounting Oversight Board (“PCAOB”), and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee should adopt and periodically review Company policy statements including its Code of Ethical Conduct, along with the code of ethics for the CEO and the CFO and determine their adherence to the Company’s code of conduct.
•	Review the internal audit function of the Company including the independence and authority of its reporting obligations; the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.
•	Receive and discuss reports of findings from completed internal audits, progress reports on the proposed internal audit plan, with explanations for any deviations from the original plan, and progress reports on the documenting, testing and updating internal controls.
•	Provide sufficient opportunity for the internal, if applicable, and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit, including their access to all requested records, data and information.
•	Receive written statements from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence, and if so determined by the Audit Committee, take appropriate action to resolve issues regarding the independence of the auditors.
•	Review accounting and financial human resources and succession planning for those functions within the Company.
•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain and pay for, out of Company funds, outside counsel and other advisors for this purpose if, in its judgment, that is appropriate.
•	Review and approve (to the extent not previously approved by the Company’s Board of Directors) related party transactions as such term is used by SFAS No. 57 or by rules of NASDAQ or the SEC, as required by any ethics code or policy or code of conduct adopted by the Board or the Audit Committee or as otherwise required to be disclosed in the Company’s financial statements or periodic filings with the SEC. It is management’s responsibility to bring such related party transactions to the attention of the members of the Audit Committee.
•	Have the sole authority to approve the hiring of any employee who is employed by the independent auditors, or has been employed by the independent auditors within the five years prior to the date of determination whether or not to hire such employee.

•	Establish and maintain procedures for, and a policy of, open access to the members of the Audit Committee by the employees and consultants to the Company to enable the employees and consultants to bring to the attention of the Audit Committee concerns held by such employees and consultants regarding the financial reporting of the Company, and to report potential misconduct to the Audit Committee.
•	Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.
•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.
•	Annually facilitate a meeting between the Board of Directors and the independent auditors.
•	Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.
•	Conduct an annual performance evaluation of the Audit Committee.

Scope of Responsibilities

•	While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles or the standards of the PCAOB. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s code of conduct.
•	The Audit Committee shall have such additional responsibilities related to financial matters of the Company as the Board may, from time to time, assign to the Audit Committee.

        The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and the laws of the State of Michigan.